UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 25, 2011

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EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15225 N. 49th Street Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

(602) 595-4997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Common Rights Agreement

On August 25, 2011, El Capitan Precious Metals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of December 28, 2005, between the Company and OTR, Inc., as Rights Agent (the “Common Rights Agreement”).  Pursuant to the terms of the Common Rights Agreement, each share of Company common stock outstanding on December 16, 2005, has attached to it rights (“Common Rights”) to purchase one share of the Company’s common stock, par value $0.001 per share, under certain circumstances specified in the Common Rights Agreement.  Originally scheduled to expire on December 28, 2015, the Amendment accelerates the final expiration date of the Common Rights to September 6, 2011.  The Amendment is filed as Exhibit 4.1 to this report and is incorporated herein by reference. The summary description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Preferred Rights Agreement

The Board of Directors of the Company has adopted a shareholder rights plan, as set forth in the Rights Agreement, dated as of August 25, 2011, between the Company and OTR, Inc., as rights agent, (the “Preferred Rights Agreement”).  The following description of the terms of the Preferred Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Preferred Rights Agreement, which is included as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Preferred Rights Agreement, the Board of Directors of the Company declared a dividend distribution of one right (individually, a “Preferred Right” and, collectively, the “ Preferred Rights”) for each outstanding share of common stock of the Company (the “Common Stock”) to shareholders of record as of the close of business on August 25, 2011 (the “Record Date”).  In addition, one Preferred Right will automatically attach to each share of Common Stock issued, if any, between the Record Date and the Distribution Date (defined below).  Each Preferred Right entitles the registered holder thereof to purchase from the Company one-ten thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $20.00 (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Preferred Rights Agreement and summarized below.

Initially, the Preferred Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date.  The Preferred Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of, or first public announcement of the intent any person or group to conduct, a tender offer or exchange offer that could result upon its consummation in such person or group becoming the beneficial owner of 10% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

Until the Distribution Date (or earlier redemption, exchange or expiration of the Preferred Rights), (i) the Preferred Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Preferred Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Preferred Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Right Certificates (as defined in the Rights Agreement) will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Preferred Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Preferred Right (other than an Acquiring Person or its associates or affiliates, whose Preferred Rights shall become null and void) will thereafter have the right to receive upon exercise that number of shares Common Stock of the Company having a market value equal to two times the exercise price of the Preferred Right (such right being referred to as the “Subscription Right”).  In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Preferred Right (other than an Acquiring Person or its associates or affiliates,  whose Preferred Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Preferred Right (such right being referred to as the “Merger Right”).  The holder of a Preferred Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right.  Preferred Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

Until a Preferred Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing shareholder), including the right to vote or to receive dividends or subscription rights.  While the distribution of the Preferred Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Preferred Rights become exercisable for Preferred Stock, other securities of the Company, other consideration or for common stock of an acquiring company.

At any time after a person becomes an Acquiring Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Preferred Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Preferred Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.  Notwithstanding the foregoing, the Board of Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Common Stock.

The Exercise Price payable, and the number of securities or property issuable, upon exercise of the Preferred Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, reclassification or recapitalization of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price.  The Company is not obligated to issue fractional share.  If the Company elects not to issue fractional shares, in lieu thereof an adjustment in cash will be made based on the fair market value of the Preferred Stock on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $0.0001 per Right by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Preferred Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Preferred Rights, the Preferred Rights will terminate and thereafter the only right of the holders of Preferred Rights will be to receive the redemption price.

Prior to the time at which the Preferred Rights cease to be redeemable, the Preferred Rights Agreement may be amended in any respect without the approval of any holders of Rights Certificates without the approval of any holders of Common Stock.  After such time the Board of Directors may, subject to certain limitations set forth in the Preferred Rights Agreement, amend the Preferred Rights Agreement.

The Preferred Rights are not exercisable until the Distribution Date and will expire at the close of business on August 25, 2025, unless previously redeemed or exchanged by the Company as described above.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Preferred Stock issuable upon exercise of the Preferred Rights will have the rights and preferences set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Nevada on August 25, 2011.  The Preferred Stock will not be redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred shares, will be subordinate to any other series of the Company’s preferred shares.  If issued, each share of Preferred Stock will be entitled to receive when, as and if declared by the Board of Directors, a quarterly dividend in an amount equal to the greater of $0.10 per share or ten thousand (10,000) times the cash dividends declared on the Common Stock.  In addition, the holders of the Preferred Stock are entitled to receive ten thousand (10,000) times any non cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind.  In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $10,000 or ten thousand (10,000) times the payment made per share of Common Stock.  Each share of Preferred Stock will have ten thousand (10,000) votes, voting together with the Common Stock.  In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive ten thousand (10,000) times the amount received per share of Common Stock.  The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2011, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. See the description in Item 3.03 of this Current Report on Form 8-K for a more complete description of the powers, designations, preferences, limitations, restrictions and relative rights of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On August 26, 2011, the Company issued a press release announcing that it entered into the Preferred Rights Agreement and the Amendment to the Common Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

3.1	Certification of Designation of Series A Junior Participating Preferred Stock
4.1	Amendment No. 1 dated August 25, 2011 to Rights Agreement by and between El Capitan Precious Metals, Inc. and OTR, Inc.
4.2	Rights Agreement dated August 25, 2011 by and between El Capitan Precious Metals, Inc. and OTR, Inc.
99.1	Press Release, dated August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ Stephen J. Antol
Date: August 31, 2011		Name: Stephen J. Antol
Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Certification of Designation of Series A Junior Participating Preferred Stock
4.1	Amendment No. 1 dated August 25, 2011 to Rights Agreement by and between El Capitan Precious Metals, Inc. and OTR, Inc.
4.2	Rights Agreement dated August 25, 2011 by and between El Capitan Precious Metals, Inc. and OTR, Inc.
99.1	Press Release, dated August 26, 2011